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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2000
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       SALOMON SMITH BARNEY HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       New York                                               11-2418067
(STATE OF INCORPORATION                                    (I.R.S. EMPLOYER
   OR ORGANIZATION)                                       IDENTIFICATION NO.)

     388 Greenwich Street,
        New York, New York                                         10013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to Section
12(b) of the Exchange Act and is            12(g) of the Exchange Act and is
effective pursuant to General               effective pursuant to General
Instruction A.(c), please check the         Instruction A.(d), please check the
following box. |X|                          following box. |_|


Securities Act registration statement file number to which this form relates:
   333-38931
(IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED
          -------------------                  ------------------------------
0.25% Notes Exchangeable for a Basket of          American Stock Exchange
Selected Technology Stocks, Due 2007


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 7 through 15 of the Registrant's Prospectus, dated December 1, 1997 (Registration No. 333-38931) (the "Prospectus"), as supplemented by the information under the heading "Description of Registered Notes" on pages S-2 through S-21 of the Registrant's Prospectus Supplement relating to Medium-Term Notes, Series H and Series I, dated December 5, 1997 (the "Prospectus Supplement") which information is incorporated herein by reference and made part of this Registration Statement in its entirety, as well as to the additional information set forth below. The description of the Notes contained in the Pricing Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2.  EXHIBITS.

         99 (A). Prospectus, dated December 1, 1997 (incorporated by reference to the Registrant's filing under Rule 424(b)(3) dated February 5, 1998).

         99 (B). Prospectus Supplement relating to Medium-Term Notes, Series H and Series I, dated December 5, 1997 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated December 9, 1997).

         99 (C). Form of Note (incorporated by reference to Exhibit 4(u)(ii) to the Registrant's Registration Statement No. 333-38931).

         99 (D). Senior Debt Indenture between the Registrant and The First National Bank of Chicago (as successor trustee to Citibank N.A.), dated as of December 1, 1988 (incorporated by reference to Exhibit 8 to the Registrant's Current Report on Form 8-K dated December 29, 1988), as supplemented by a First Supplemental Indenture, dated as of September 7, 1990 (incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No. 33-39502), a Second Supplemental Indenture, dated June 12, 1991 (incorporated by reference to
Exhibit 4(c) to the Registrant's Registration Statement No. 33-41209), a Third Supplemental Indenture, dated as of July 1, 1992 (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement No. 33-49136), a Fourth Supplemental Indenture, dated as of October 29, 1992 (incorporated by reference to Exhibit 4(e) to the Registrant's Registration Statement No. 33-57922), a Fifth Supplemental Indenture, dated as of December 14, 1993 (incorporated by reference to Exhibit 4(f) to the Registrant's Registration Statement No. 33-51269), a Sixth Supplemental Indenture, dated as of December 29, 1994 (incorporated by reference to Exhibit 4(j) to the Registrant's Registration Statement No. 333-01807), a Seventh Supplemental Indenture, dated as of February 1, 1996 (incorporated by reference to Exhibit 4(k) to the Registrant's Registration Statement No. 333-01807), an Eighth Supplemental Indenture, dated as of May 8, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 29, 1996, a Ninth Supplemental Indenture, dated as of November 22, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated November 20, 1996), a Tenth Supplemental Indenture, dated as of November 28, 1997 (incorporated by reference to Exhibit 4(l) to the Registrant's Registration Statement No. 333-38931) and an Eleventh Supplemental Indenture, dated as of July 1, 1999 (incorporated by reference to Exhibit 4(tt) to the Registrant's Registration Statement No. 333-38931).

         Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the American Stock Exchange.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Salomon Smith Barney Holdings Inc.
                                                 (REGISTRANT)



Date:  September 6, 2000                 By:   /s/  Mark Kleinman
                                           ---------------------------------
                                           Name:    Mark Kleinman
                                           Title:   Executive Vice President
                                                    and Treasurer

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                                INDEX TO EXHIBITS


         Exhibit No.                                                 Exhibit


99 (A). Prospectus, dated December 1, 1997 (incorporated by reference to the Registrant's filing under Rule 424(b)(3) dated February 5, 1998).

99 (B). Prospectus Supplement relating to Medium-Term Notes, Series H and Series I, dated December 5, 1997 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated December 9, 1997).

99 (C). Form of Note (incorporated by reference to Exhibit 4(u)(ii) to the Registrant's Registration Statement No. 333-38931).

99 (D). Senior Debt Indenture between the Registrant and The First National Bank of Chicago (as successor trustee to Citibank N.A.), dated as of December 1, 1988 (incorporated by reference to Exhibit 8 to the Registrant's Current Report on Form 8-K dated December 29, 1988), as supplemented by a First Supplemental Indenture, dated as of September 7, 1990 (incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No. 33-39502), a Second Supplemental Indenture, dated June 12, 1991 (incorporated by reference to Exhibit 4(c) to the Registrant's Registration Statement No. 33-41209), a Third Supplemental Indenture, dated as of July 1, 1992 (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement No. 33-49136), a Fourth Supplemental Indenture, dated as of October 29, 1992 (incorporated by reference to Exhibit 4(e) to the Registrant's Registration Statement No. 33-57922), a Fifth Supplemental Indenture, dated as of December 14, 1993 (incorporated by reference to Exhibit 4(f) to the Registrant's Registration Statement No. 33-51269), a Sixth Supplemental Indenture, dated as of December 29, 1994 (incorporated by reference to Exhibit 4(j) to the Registrant's Registration Statement No. 333-01807), a Seventh Supplemental Indenture, dated as of February 1, 1996 (incorporated by reference to Exhibit 4(k) to the Registrant's Registration Statement No. 333-01807), an Eighth Supplemental Indenture, dated as of May 8, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 29, 1996, a Ninth Supplemental Indenture, dated as of November 22, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated November 20, 1996), a Tenth Supplemental Indenture, dated as of November 28, 1997 (incorporated by reference to Exhibit 4(l) to the Registrant's Registration Statement No. 333-38931) and an Eleventh Supplemental Indenture, dated as of July 1, 1999 (incorporated by reference to Exhibit 4(tt) to the Registrant's Registration Statement No. 333-38931).